News Release
May 8, 2023
SSR MINING ANNOUNCES THE ACQUISITION OF AN UP TO 40% OWNERSHIP INTEREST AND OPERATORSHIP IN THE HOD MADEN GOLD-COPPER PROJECT THROUGH AN EARN-IN STRUCTURED TRANSACTION
Acquisition Of A World-Class Deposit That Fits SSR Mining’s Strategy, Geographic Focus, And Leverages SSR Mining’s Core Strengths To Create Shareholder Value
Highlights
•SSR Mining to acquire an up to 40% interest and immediate operational control in the Hod Maden gold-copper development project (“Hod Maden” or the “Project”) in northeastern Türkiye from Lidya Mines
•Aggregate acquisition consideration totals $270 million, which includes $120 million in upfront cash payment to acquire a 10% interest in Hod Maden, followed by $150 million in earn-in structured milestone payments to acquire an additional 30% interest, payable between the start of construction and the first anniversary of commercial production 4
•The acquisition of Hod Maden will add one of the highest margin and lowest capital intensity development projects globally to SSR Mining’s robust portfolio of high-return growth projects and is expected to deliver an estimated all-in after-tax internal rate of return (“IRR”) in excess of 15% after acquisition costs
•Transaction is accretive to SSR Mining across all meaningful per share valuation metrics, including Net Asset Value, Mineral Reserves, Mineral Resources, production, operating cash flow, and free cash flow 1
•Based on the Feasibility Study – Technical Report NI 43-101 effective February 28, 2021 (“the 2021 Feasibility Study”) published by Horizon Copper Corp. 2, Hod Maden features a 13-year mine life averaging (on a 100% basis) approximately 195,000 ounces of gold equivalent production annually at first quartile co-product AISC of $588/oz, generating $164 million of annual free cash flow and a 36% after-tax internal rate of return (“IRR”) at base case commodity prices of $1,599/oz gold and $3.19/lb copper 3
•Transaction projected to provide SSR Mining with approximately an expected attributable 80,000 gold equivalent ounces and $66 million in free cash flow annually (at $1,599/oz gold and $3.19/lb copper) once in production, expected in 2027 3
•Hod Maden is a world-class, high grade and high-margin asset which will further enhance SSR Mining’s free cash flow generation, which has been a key pillar of the Company’s strategy and sector-leading capital returns program
•The Transaction leverages SSR Mining’s significant experience in Türkiye and its proven project development team that successfully delivered the Çöpler Sulfide Expansion Project on time and under budget, provides in-country synergies, and builds on a long-standing and strong joint venture partnership with Lidya Mines in Türkiye
DENVER – SSR Mining Inc. (NASDAQ/TSX: SSRM, ASX: SSR) (“SSR Mining” or the “Company”) is pleased to announce that it has reached an agreement to acquire from Lidya Mines an up to 40% interest in, and operational control of, the Hod Maden gold-copper development project, located in northeastern Türkiye (the “Transaction”). Currently, Lidya Mines and Horizon Copper Corp. (“Horizon”) hold a 70% and 30% ownership interest, respectively, in Hod Maden.
As consideration for the 40% ownership interest in Hod Maden, SSR Mining's payments include:
•$120 million upfront cash payment to acquire a 10% interest in the Project paid on closing of the Transaction on May 8, 2023; and

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•$150 million in earn-in structured cash milestone payments to acquire an additional 30% interest in the Project, payable in accordance with an agreed upon schedule beginning at the start of construction and ending on the first anniversary of commercial production. 4
With the upfront cash payment made on closing, SSR Mining now serves as sole project operator responsible for project development, construction and operations. Upon completion of the milestone payments, SSR Mining will own 40% of the Project. 4
Rod Antal, President and CEO of SSR Mining, said, “We have been closely monitoring Hod Maden for well over seven years as it has progressed through critical development and permitting milestones, largely de-risking the Project as it approaches a construction decision in 2024. Our due diligence team was complimentary as to the detail and quality of work completed so far on the Project. Following our review and after discussions with our joint venture partners, we believe there are several positive operational value levers as well as exploration potential beyond the existing life of mine plan that was presented in the 2021 Feasibility Study. We will now spend the next twelve months updating the existing technical report for these value enhancing opportunities, as well as to account for changes in market conditions.
We would like to thank our joint venture partners in the Project for their support and cooperation during this process. We are excited for the outcome, which delivers our stakeholders exposure to what we believe is one of the most compelling undeveloped gold-copper projects in the world. It is clear that Hod Maden is one of the highest margin, lowest capital intensity projects in the sector, and once operational should be a meaningful free cash flow contributor to the SSR Mining business as our fifth producing asset. This is supported by the projected >15% IRR the Project will generate after acquisition costs.
Our proven project development team will work to advance Hod Maden to a full construction decision in 2024 with a goal of delivering first production in 2027. The same principles and discipline that enabled our team to deliver the Çöpler Sulfide Plant project in Türkiye on time and under budget will be applied to Hod Maden to help us maximize the value of the Project. The Project’s robust economics have the ability to support a project-level finance facility, and we will build upon the project finance work completed by the joint venture to date as a potential funding opportunity while limiting SSR Mining’s cash outlay. Overall, this prudently structured transaction presents an opportunity to further our commitment to low capital intensity growth, strong free cash flow generation and continued robust capital returns.”
Following completion of the earn-in structured cash milestone payments, SSR Mining will own 40% of the Project, Lidya Mines will retain a 30% ownership interest and Horizon will own the remaining 30%. Horizon acquired its 30% ownership in the Project from Sandstorm Gold Ltd. on August 31, 2022 in exchange for a gold stream on production from a portion of Horizon’s 30% interest and certain other non-cash consideration. SSR Mining’s attributable production and free cash flow are not encumbered by the gold streaming agreement between Horizon and Sandstorm. As an upside sharing mechanism with Lidya Mines, if an additional 500,000 ounces of gold equivalent Mineral Reserves, beyond those currently identified as Mineral Reserves and Mineral Resources (“MRMR”) in the 2021 Feasibility Study, are delineated, SSR Mining will make an $84 million payment to Lidya Mines.
Key regulatory approvals for the Transaction have been obtained and the transaction closed on May 8th, 2023.

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Strategic Rationale for the Hod Maden Investment
•Adds a near-term, de-risked growth project to SSR Mining’s robust development pipeline
oOn a 100% basis, Hod Maden features total payable gold production of 2,027 thousand ounces gold and 255 million pounds copper over a 13-year mine life 3
oSignificant exploration potential across a 3,500-hectare property, including numerous untested soil geochemistry targets and a geological setting conducive to further exploration targeting through geophysical surveying
oProject de-risked with several key permits and EIA in place
•Accretive transaction delivering a projected after-tax IRR, post due diligence and acquisition cost, of >15%
oIncorporating $270 million acquisition cost and inflationary impacts since completion of 2021 Feasibility Study, the Transaction is expected to deliver an after-tax IRR of >15% to SSR Mining including due diligence outcomes
•Returns analysis incorporates due diligence outcomes and inflationary impacts beyond the $309 million in pre-production capital originally outlined in 2021 Feasibility Study
oProject stand-alone IRR on a 100% basis of 36%, based on 2021 Feasibility Study 2
oTransaction accretive to SSR Mining’s key per share metrics, including expected increases to Net Asset Value, attributable Mineral Reserves and Mineral Resources, production, and 2027/2028 operating and free cash flow
•Fits SSR Mining’s proven strategy of low capital intensity growth in core jurisdictions
oOne of the lowest capital intensity undeveloped mining projects in the industry
•Approximately $30 million in site establishment costs (at a 100% basis) are expected to be incurred during 2023, including spend on site access and earthworks
oOpportunities for project level financing, ensuring SSR Mining retains balance sheet flexibility to support continued investment in capital returns and organic growth opportunities
•Low-cost, high-margin production expected to further bolster the Company’s strong corporate-level free cash flow generation
oCurrent life of mine average by-product cash costs of $84/oz and AISC of $334/oz. Life of mine co-product cash costs of $387/oz and AISC of $588/oz 3
oHod Maden is expected to generate approximately $164 million in annual free cash flow (on a 100% basis, at a $1,599/oz gold price and $3.19/lb copper price) once at full production, which is expected in 2027 3
oOpportunity to complement SSR Mining’s delivery of strong free cash flow generation and continued robust capital returns
oTransaction expected to reduce SSR Mining’s consolidated asset-level life-of-mine AISC 1
•Adds high grade Mineral Reserves and Mineral Resources to SSR Mining platform
oMineral Reserves of 8,696 thousand tonnes at 8.8 g/t gold and 1.5% copper for 2,452 thousand ounces gold and 287 million pounds copper 3 (100% basis)
oMeasured and Indicated Mineral Resources of 8,143 thousand tonnes at 10.6 g/t Au and 1.8% Cu for 2,768 thousand ounces gold and 330 million pounds copper, inclusive of Mineral Reserves 3 (100% basis)
oInferred Mineral Resources of 1,342 thousand tonnes at 5.4 g/t gold and 0.7% copper for 232 thousand ounces gold and 21 million pounds copper 3 (100% basis)

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•Transaction builds on our long-standing, value accretive and exclusive partnership with Lidya Mines and operational expertise in Türkiye
oImmediate operatorship will allow SSR Mining’s proven project development team, which successfully delivered the Çöpler Sulfide Plant project on time and under budget, to work to advance Hod Maden to a full construction decision in 2024
oPotential for meaningful synergies between the Hod Maden project and existing operations at SSR Mining’s Çöpler gold mine
Overview of the Hod Maden Project
The Hod Maden project is located in northeastern Türkiye within the Eastern Pontides metallogenic belt and approximately 130 km from the Erzurum airport. The Project is located approximately 330 km from SSR Mining’s Çöpler gold mine and 260 km from the Copper Hill development prospect. The Hod Maden licenses cover approximately 3,500 hectares, consisting primarily of forestry and private lands. With the successful closing of the Transaction and the accompanying $120 million upfront cash payment made on May 8, 2023, the licenses are now managed under a tri-party ownership structure where SSR Mining will earn-in to own up to 40% of the project and serve as project operator, while Lidya Mines will own 30% and Horizon will own 30%.
Figure 1. Location of the Hod Maden project relative to SSR Mining’s assets in Türkiye.

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Global Gold-Copper Assets by Grade

Relative Size = Contained Mineral Reserve (AuEq.)
Copper Reserve Grade (%)
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
--
Gold Reserve Grade (g/t)
--
1
2
3
4
5
6
7
8
9
10
Hod Maden
Carrapateena
Grasberg
Prominent Hill
Oyu Tolgoi
New Afton
Media Luna
Chelopech
Kainantu
Salobo
Ok Tedi
Northparkes
Phu Kham
Skouries
Bor Copper
Red Chris
Centinela Sulfide
Didipio
Cobre Panama
Cerro Corona
Constancia
Cadia
Bucim
Copper Mountain
Aitik
Chapada
Cowal
Mount Milligan
Yanacocha
Boddington

Figure 2. Hod Maden is a world-class gold-copper project with unparalleled grades within its peer group. 5

Gold Industry Co-Product AISC Curve *($/oz AuEq.)*

$4,000
$3,600
$3,200
$2,800
$2,400
$2,000
$1,600
$1,200
$800
$400
--
1st Quartile
(<$860/oz)
2nd Quartile
(<$1,120/oz)
3rd Quartile
(<$1,320/oz)
4th Quartile
(>$1,320/oz)
Hod Maden
Çöpler
Puna
Seabee
Marigold

Figure 3. Hod Maden’s expected life of mine average co-product AISC are expected to be firmly in the first quartile of the industry cost curve. 6

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2021 Feasibility Study Metrics 2
The 2021 Feasibility Study included the following life of mine metrics (all metrics shown on a 100% basis):
•Total production of 2,027,000 ounces gold and 255,000,000 pounds copper over a 13-year life of mine
oAverage annual production of 156,000 ounces gold and 19,600,000 pounds copper
oLife of mine revenue split: 80% gold, 20% copper
•Mill design capacity of 800,000 tonnes per annum, with average gold and copper recoveries of 85% and 93%, respectively
•Average head grade over the life of mine of 8.8 g/t gold and 1.5% copper
•Life of mine average by-product all-in-sustaining cost of $334/oz and co-product all-in-sustaining cost of $588/oz
•At base case metal pricing of $1,599/oz gold and $3.19/lb copper, a $1.05 billion NPV5% with an after-tax IRR of 36% and a two-year payback period from the start of production
Table 1. Summary of Hod Maden’s Mineral Reserves and Mineral Resource as set forth in the 2021 Feasibility Study 2 (all metrics on 100% basis)

	Ore	Grade			Contained
Category	(Mt)	(g/t Au)	(% Cu)	(g/t AuEq)	(koz Au)	(Mlb Cu)	(koz AuEq)
Proven & Probable	8.7	8.8	1.5%	11.1	2,452	287	3,114
M&I [i]	8.1	10.6	1.8%	13.5	2,768	330	3,530
Inferred	1.3	5.4	0.7%	6.5	232	21	280
i M&I inclusive of Mineral Reserves.

2021 Feasibility Report – Life of Mine Production Profile [2]
Figure 4. Life of mine payable production profile as set forth in the 2021 Feasibility Study, on a 100% basis.

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Figure 5. Start of initial earthworks at the Hod Maden site, March 10, 2023.

Conference Call Information
SSR Mining will host a conference call to discuss the Transaction on May 8, 2023, at 5:00 pm EDT. Participants may dial in using the numbers below.
Toll-free in U.S. and Canada: +1 (800) 319-4610
All other callers: +1 (604) 638-5340
The conference call will be available for playback for two weeks by dialing toll-free in U.S. and Canada: +1 (855) 669-9658, replay code 0175. All other callers: +1 (412) 317-0088, replay code 0175.

About SSR Mining
SSR Mining Inc. is a leading, free cash flow focused gold company with four producing operations located in the USA, Türkiye, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets. Over the last three years, the four operating assets combined have produced on average more than 700,000 gold-equivalent ounces annually. SSR Mining is listed under the ticker symbol SSRM on the NASDAQ and the TSX, and SSR on the ASX.

SSR Mining Contacts:
F. Edward Farid, Executive Vice President, Chief Corporate Development Officer
Alex Hunchak, Director, Corporate Development and Investor Relations

SSR Mining Inc.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046

To receive SSR Mining’s news releases by e-mail, please register using the SSR Mining website at www.ssrmining.com.

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Cautionary Note Regarding Forward-Looking Information

Except for statements of historical fact relating to us, certain statements contained in this news release constitute forward-looking information, future oriented financial information, or financial outlooks (collectively “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.

Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release. The key risks and uncertainties include, but are not limited to: local and global political and economic conditions; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof; developments with respect to the COVID-19 pandemic, including the duration, severity and scope of the pandemic and potential impacts on mining operations; and other risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission on EDGAR and the Canadian securities regulatory authorities on SEDAR.

Forward-looking information and statements in this news release include any statements concerning, among other things: our investment in the Hod Maden project, including our expectations for the completion of earn-in structured cash milestone payments, the availability of project financing for our investment, the ability to develop the Project and our ability to lead this effort, the expected timeframe for production, our expectations for production volumes from the Project, our expected return on investment and our statements related to additional opportunities available at the property; preliminary cost reporting in this document; production, operating, cost, and capital expenditure guidance; our operational and development targets and catalysts and the impact of any suspension on operations; forecasts and outlook, including related to production guidance; timing and expectations regarding the impact of any interruptions caused on our operations; the results of any metal reconciliations; the ability to discover additional ore; matters relating to proposed exploration; communications with local stakeholders; maintaining community and government relations; negotiations of joint ventures; negotiation and completion of transactions; commodity prices; Mineral Resources, Mineral Reserves, conversion of Mineral Resources, realization of Mineral Reserves, and the existence or realization of Mineral Resource estimates; the development approach; the timing and amount of future production; the timing of studies, announcements, and analysis; the timing of construction and development of proposed mines and process facilities; capital and operating expenditures; economic conditions; availability of sufficient financing; exploration plans; receipt of regulatory approvals; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions.

Such forward-looking information and statements are based on a number of material factors and assumptions, including, but not limited in any manner to, those disclosed in any other of our filings on EDGAR and SEDAR, and include: the inherent speculative nature of exploration results; the reliance on the 2021 Feasibility Study reported as public filing by Horizon Copper Corp. (see endnote 1), the ability to explore; communications with local stakeholders; maintaining community and governmental relations; status of negotiations of joint ventures; weather conditions at our operations; commodity prices; the ultimate determination of and realization of Mineral Reserves; existence or realization of Mineral Resources; the development approach; availability and receipt of required approvals, titles, licenses and permits; sufficient working capital to develop and operate the mines and implement development plans; access to adequate services and supplies; foreign currency exchange rates; interest rates; access to capital markets and associated cost of funds; availability of a qualified work force; ability to negotiate, finalize, and execute relevant agreements; lack of social opposition to our mines or facilities; lack of legal challenges with respect to our properties; the timing and amount of future production; the ability to meet production, cost, and capital expenditure targets; timing and ability to produce studies and analyses; capital and operating expenditures; economic conditions; availability of sufficient financing; the ultimate ability to mine, process, and sell mineral products on economically favorable terms; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, geopolitical, regulatory and political factors that may influence future events or conditions. While we consider these factors and assumptions to be reasonable based on information currently available to us, they may prove to be incorrect.

The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking information. You should not place undue reliance on forward-looking information and statements. Forward-looking information and statements are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings on our website at www.ssrmining.com, on SEDAR at www.sedar.com, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events. The

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information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Qualified Person
Imola Gotz, a qualified person under NI 43-101, has reviewed the technical and scientific information contained in this press release and verifies that such information conforms to the information disclosed in the Hod Maden Feasibility Study – Technical Report NI 43-101 effective February 28, 2021 (the “2021 Feasibility Study”). For additional information, readers should refer to the 2021 Feasibility Study which is available under Horizon Copper Corp.’s  profile at www.sedar.com., filed on July 20, 2022.

Cautionary Note Regarding Mineral Reserves and Mineral Resources Estimates
This press release includes terms that comply with reporting standards in Canada under NI 43-101, including the terms “Mineral Reserves” and “Mineral Resources”, in addition to terms that comply with reporting standards in the United States under S-K 1300. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The standards of NI 43-101 differ significantly from the requirements of the SEC. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made in accordance with U.S. standards. See endnote 1 for additional discussion on the difference in reporting standards and how it pertains to assumptions made in this presentation.

Cautionary Note Regarding Non-GAAP Measures
We have included certain non-GAAP performance measures throughout this document. These performance measures are employed by us to measure the Hod Maden project operating and economic performance internally and to assist in decision-making, as well as to provide key performance information to senior management. We believe that, in addition to conventional measures prepared in accordance with GAAP, certain investors and other stakeholders also use this information to evaluate the Hod Maden project operating and financial performance; however, these non-GAAP performance measures do not have any standardized meaning. Accordingly, these performance measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Our definitions of the Hod Maden project non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. These non-GAAP measures should be read in conjunction with the Hod Maden 2021 Feasibility Study.

Cash costs, AISC per ounce sold, free cash flow (FCF) before tax, free cash flow after tax, average free cash flow, and attributable average annual free cash flow are Non-GAAP Measures with no standardized definition under U.S GAAP.

The Company uses cash costs per ounce of precious metals sold, a non-GAAP financial measure, to monitor the Hod Maden project operating performance internally, including operating cash costs, and for internal decision making. The Company believes this measure provides investors and analysts with useful information about the Hod Maden project’s underlying cash costs of operations and the impact of by-product credits on its cost structure. The Company also believes it is a relevant metric used to understand the Hod Maden project operating profitability and ability to generate cash flow. The Company has presented cost of sales associated with an ounce of precious metal, on a co-product basis and on a by-product basis. On a co-product basis, the company includes costs needed to produce gold and copper on both an individual basis and a combined gold equivalent basis. On a by-product basis, the cost to produce the gold is reduced as a result of the by-product copper sales, thereby allowing management and other stakeholders to assess the net costs of gold production. In this method, cash costs are presented based on an ounce of gold sold. When deriving the number of ounces of precious metal sold, the Company considers the physical ounces available for sale after the treatment and refining process, commonly referred to as payable metal, as this is what is sold to third parties. Cash costs per ounce metrics, are also used in the Company's internal decision making processes.

AISC includes total cost of sales incurred at the Hod Maden project’s mining operations, which forms the basis of its by-product cash costs. Additionally, the Company includes sustaining capital expenditures, sustaining mine-site exploration and evaluation costs, reclamation cost accretion and amortization and general and administrative expenses. This measure seeks to reflect the ongoing cost of gold and copper production from operations; therefore, expansionary capital and non-sustaining expenditures are excluded. The Company believes that this measure represents the total costs of producing gold and copper from the Hod Maden operations and provides the Company and other stakeholders with additional information about the project’s operating performance and ability to generate cash flows. It allows the Company to assess the Hod Maden project’s ability to support capital expenditures and to sustain future production from the generation of operating cash flows.

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The following tables provide a reconciliation of cost of sales to cash costs and AISC:

	Co-Product Basis						Gold Basis
(in millions, unless otherwise noted) (i)	Gold		Copper		Combined (ii)		Cu By-Product
Transport & shipping		$45		$8		$53	$53
Mining operating costs		$374		$93		$467	$467
Processing operating costs		$169		$42		$211	$211
Government & social charges		$9		$2		$11	$11
Duty & withholding tax on operating expenses		$3		$1		$4	$4
General and administrative operating costs		$77		$19		$96	$96
Cost of Sales		$677		$166		$842	$842
Revenue from sales of payable copper	$	NA	$	NA	$	NA	$(812)
Treatment and refining charges		$106		$34		$140	$140
Cash Costs (non-GAAP)		$783		$199		$982	$170
Sustaining capital expenditures		$93		$23		$116	$116
Reclamation cost accretion and amortization		$13		$3		$16	$16
Corporate costs and royalties		$317		$58		$375	$375
Total AISC (non-GAAP)		$1,206		$284		$1,490	$678

Payable Metal (ii)		2,027		255		2,534	2,027
Cost of Sales per Unit Sold		$334		$0.65		$332	$416
Cash Cost per Unit Sold		$386		$0.78		$387	$84
AISC per Gold Unit Sold		$595		$1.12		$588	$334
(i) All line items in the above, except for cost of sales, cash costs, and total AISC which are SSR Mining prepared calculations, are set forth within the 2021 Feasibility Study. The 2021 Feasibility Study has been prepared on a 100% basis in accordance with the requirements of NI 43-101 and not in accordance with the requirements under S-K 1300. There are differences in the information required under NI 43-101 and S-K 1300 and these differences with respect to the Project may be material. As a SEC issuer, SSR Mining has reinterpreted the information to align with S-K 1300 reporting standards. Items presented in this table may not align due to rounding.
(ii) Payable metal as set forth in the 2021 Feasibility Study. Gold is presented on a per thousand ounce gold basis and includes both gold in copper concentrate and gold in pyrite concentrate. Copper is presented on a per million pound copper basis. Combined payable metal assumes a gold to copper ratio of 501:1 based of the gold and copper prices used in the 2021 Feasibility Study.

The following tables provide a reconciliation of gross revenues to Attributable Average Free Cash Flow:

(in millions, unless otherwise noted) (i)	Year 1 to Year 13
Gross Revenues	$4,053
Transport & shipping	$(53)
Mining operating costs	$(467)
Processing operating costs	$(211)
Government & social charges	$(10)
Duty & withholding tax on operating expenses	$(4)
General and administrative operating costs	$(96)
Net Revenue (non-GAAP)	$3,212
Treatment and refining charges	$(140)
Corporate costs and royalties	$(375)
EBITDA (non-GAAP)	$2,697
Movement in Working Capital	$19
Capital Expenditures	$(130)
Free Cash Flow Before Tax (non-GAAP)	$2,585
Taxes Payable	$(448)
Free Cash Flow After Tax (non-GAAP)	$2,137

Life of Mine	13
Average Annual Free Cash Flow (non-GAAP)	$164
Pro Forma Ownership Interest	40%
Attributable Average Annual Free Cash Flow (non-GAAP)	$66
(i) All line items in the above, except for Net Revenue, EBITDA, Free Cash Flow (FCF) Before Tax, Free Cash Flow After Tax, Average Annual Free Cash Flow and Attributable Average Annual Free Cash Flow which are SSR prepared calculations, are set forth within the 2021 Feasibility Study. The 2021 Feasibility Study has been prepared on a 100% basis in accordance with the requirements of NI 43-101 and not in accordance with the requirements under S-K 1300. There are differences in the information required under NI 43-101 and S-K 1300 and these differences with respect to the Project may be material. As a SEC issuer, SSR Mining has reinterpreted the information to align with S-K 1300 reporting standards. Items presented in this table may not align due to rounding.

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1 The Company reports non-GAAP financial measures including free cash flow (FCF) before tax, free cash flow after tax, average annual free cash flow, attributable average annual free cash flow, net revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), realized metals prices, cash costs and AISC per ounce sold (a common measure in the mining industry), to manage and evaluate its operating performance at its mines. See "Cautionary Note Regarding Non-GAAP Financial Measures" for an explanation of these financial measures and a reconciliation of these financial measures to the most comparable GAAP financial measures.

2 The 2021 Feasibility Study was prepared by Peter Allen, BEng (Metallurgy), MAusIMM (CP 103637), Manager - Technical Services, GR Engineering Services; Chris Arnold, FAusIMM, Principal Geologist, AMC Consultants Pty Ltd; Simon Kusabs, FAusIMM, Principal Consultant, AMC Consultants Pty Ltd; Goktug Evin, SME Registered Member, Principal Hydrogeologist, SRK Consulting (US); Zafir Ekmekçi, SME Registered Member, Principal, Hacettepe Mineral Teknolojileri Ltd. Şti; Stan Kagiannis, FAusIMM, formerly of GR Engineering Services; Ömer Ardıç, P.E., SME Registered Member, MAIG, Principal Civil/Geotechnical Engineer, INR Consulting and Engineering Inc.; Richard Kiel, P.E., Principal Geological Engineer, GAI (now Golder Asociates USA Inc. as successor by merger to GAI); and Paul Newling, FAusIMM, CP(Met), Managing Director, NewPro Consulting and Engineering Services, each of whom is a qualified person for Horizon Copper Corp. The 2021 Feasibility Study is available as part of the public filings of Horizon Copper Corp. available on SEDAR (www.sedar.com), filed on July 10, 2022. As set forth in the 2021 Feasibility Study, the effective date of the mineral reserves is July 31, 2020 and the effective date of the mineral resources is July 27, 2019. As Horizon Copper Corp. is a Canadian reporting issuer, the 2021 Feasibility Study was prepared in accordance with the requirements of Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and not in accordance with the requirements under S-K 1300 of the Securities Exchange Act of 1934, as amended (“S-K 1300”). There are differences in the information required under NI 43-101 and S-K 1300 and these differences with respect to the Project may be material.  SSR Mining has not verified the information contained in the 2021 Feasibility Study and it has not prepared a technical report summary under S-K 1300 related to the Project as the Project is not, at this time, considered a material property.

3 All life of mine metrics referenced are sourced from the 2021 Feasibility Study. See “2021 Feasibility Study Metrics” herein for a summary of the key applicable metrics and assumptions included in the 2021 Feasibility Study.

4 SSR Mining will reach 40% ownership in Hod Maden on or prior to completion of project construction.

5 Compared to active projects with a contained copper reserve of greater than 30 thousand tonnes and a contained gold reserve greater than 800 thousand ounces. Excludes projects in Russia, China and Kazakhstan. Excludes projects with greater than 80% copper and less than 10% gold. Excludes projects where gold and copper contribute less than 80% of in situ value. Gold equivalent only includes gold and copper.

6 Hod Maden life of Mine AISC is on a co-product basis and is sourced from the 2021 Feasibility Study. Çöpler, Marigold, Seabee, and Puna AISC are on by-product basis and are sourced from the Çöpler District Mineral Resource 2021 Technical Report Summary, the Marigold 2021 Technical Report Summary, the Seabee 2021 Technical Report Summary and the Puna 2021 Technical Report Summary in each case as amended.

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